UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007

Mirant Mid-Atlantic, LLC

(Exact name of registrant as specified in charter)

Delaware	N/A	51-2574140
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On Monday, July 30, 2007, Mirant Mid-Atlantic, LLC and its direct subsidiary, Mirant Chalk Point, LLC, (together, the “Companies”), both indirect subsidiaries of Mirant Corporation, entered into an agreement (the “Agreement”) with Stone & Webster, Inc. (the “Contractor”) for engineering, procurement and construction services relating to the installation of air quality control systems (“scrubbers”) at the Companies’ Morgantown, Dickerson and Chalk Point generating stations.  The target cost for installation of the scrubbers under the Agreement is approximately $1.1 billion.

The preceding description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement.  A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Engineering, Procurement and Construction Agreement, dated as of July 30, 2007, by and between the Companies and the Contractor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 3, 2007

Mirant Mid-Atlantic, LLC

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)